EXHIBIT 10.30

                       CONSULTING AGREEMENT

     THIS AGREEMENT (the "Agreement"), dated as of November 18, 1998, between Value America, Inc., a Virginia corporation (the "Company"), and the Union Labor Life Insurance Company, a Maryland corporation acting on behalf of its Separate Account P (which is not a separate entity) (the "Consultant"), recites and provides as follows:

                         W I T N E S S E T H:

     WHEREAS, the Company wishes to secure the services of the Consultant of the Company upon the terms and conditions hereinafter set forth, and the Consultant wishes to render such services to the Company upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Consulting Relationship. The Company agrees to retain the Consultant as an independent consultant of the Company and the Consultant accepts such retention and agrees to perform such duties that the Company's President, Executive Vice President, or Board of Directors may from time to time assign related to (i) affinity programs, (ii) the establishment of new markets and
(iii) analysis of employee compensation and benefits in comparison to entities in which the Consultant holds an equity ownership interest, provide however, that the services to be provided by the Consultant to the Company shall in no event require the Consultant's employees to spend more than four man-hour in any calendar month providing consulting services to the Company an further provided that the services to be provided by the Consultant pursuant to this Agreement shall in no event be provided in connection with or related in any way to the offer and sale of securities in any capital-raising transaction.

     2. Term of Consulting Agreement. The term of this Agreement shall be for the commencing on the date hereof and ending on the date that the Consultant ceases to hold shares of the Company's Series A Preferred Stock or Series Preferred Stock, as defined in the Company's Articles of Incorporation as of the date hereof (the "Term").

     3. Compensation. As full compensation for all services to be rendered by the Consultant to the Company and its subsidiaries and Affiliates (a defined in Section 6 hereof) in all capacities during the Term, the Consultan shall receive the following action and benefits:

          3.1 Fee. The compensation for the consulting services to be rendered hereunder, which the Company agrees to pay or cause to be paid an Consultant agrees to accept, shall be as set forth on Exhibit A hereto.

          3.2 Expenses. Subject to such policies as may from time to time be established by the Company's Board of Directors and the limitations on reimbursement of expenses set forth on Exhibit A hereto, the Company shall pay or reimburse the Consultant for all reasonable and necessary expense actually incurred or paid by the Consultant during the Term in the performance of the Consultant's duties under this Agreement, upon submission of expense statements, vouchers or other supporting information in accordance with the then customary practices of the Company.

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          3.3   Withholding  of  Taxes.   The  Company  may  withhold  from  any
compensation or benefits payable under this Agreement all federal, state, city and other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          3.4 Stock Option. As a part of the Consultant's compensation hereunder, the Company shall grant an option to purchase up to 22,500 shares o the Company's common stock, without par value (such number of share constituting post-split shares after taking the Company's 3:1 stock split effective September 1, 1998 into account), subject to the terms and condition of a Stock Option Agreement substantially in the form of Exhibit B hereto.

     4.Termination.


          4.1 No Termination by Company. The Company shall not terminate this Agreement for any reason during the Term

          4.2 Termination by Consultant. The Consultant may terminate this Agreement for Good Reason upon 30 days' written notice by the Consultant to the Company. For purposes of this Agreement, "Good Reason" means: (i) the failure of the Company to provide compensation and benefits to the Consultant pursuant to
Section 3 hereof, which breach is not cured within 30 days after notice thereof, or (ii) the failure of the Company to adhere in any substantial manner to any of its other covenants contained herein which breach is not cured within 30 days after notice thereof. Except as provided in Section 5 hereof, the Consultant shall have no right to receive any compensation or benefit hereunder after such termination.

     5. Severance Payments. If this Agreement is terminated by the Consultant pursuant to Section 4.2 hereof, all compensation payable to the Consultant under
Section 3 hereof shall cease as of the date of termination and the Company shall, subject to compliance by the Consultant with the covenants contained herein, pay to the Consultant a lump sum equal to all previously earned and accrued unpaid compensation and benefits from the Company.

     6. Certain Definitions. For purposes of this Agreement, the term "Affiliates" means all Persons directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority, equity interest or otherwise, and the term "Person" means an individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

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     7. Other Provisions.

          7.1 Independent Contractor. The Consultant shall be deemed for all purposes an independent contractor and not an employee of the Company. Nothing in this Agreement shall establish an agency, partnership, joint venture or employee relationship between the Company and the Consultant.

          7.2 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied, sent by overnight courier service, such as Federal Express, or sent by certified, registered or express mail, postage prepaid, to the parties at the following addresses, or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally or telecopied, or if sent by overnight courier, one day following the delivery to such overnight courier, or if mailed, three days after the date of mailing, as follows:

     (i)  if to the Company, to:

          Value America, Inc.
          2300 Commonwealth Drive
          Charlottesville, VA 22901
          Attn: Dean M. Johnson, Executive Vice President and CFO

          with a copy (which shall not constitute notice) to:

          LeClair Ryan, A Professional Corporation
          707 East Main Street, 11th Floor
          Richmond, Virginia 23219
          Attention: Gary D. LeClair, Esquire

     (ii) if to the Consultant, to:

          The Union Labor Life Insurance Company
          111 Massachusetts Avenue, N.W.
          Washington, D.C. 20001
          Attention: Mr. Michael R. Steed, Senior Vice President of Investments

          with a copy (which shall not constitute notice) to:

          Paul, Hastings, Janofsky & Walker LLP
          Twenty-third Floor, 555 South Flower Street
          Los Angeles, California 90071-2371
          Attention: Alan J. Barton, Esquire

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          7.3 Entire  Agreement.  This Agreement  contains the entire  agreement between the parties with respect to the subject matter hereof and supersedes all prior contracts and other agreements, written or oral, with respect thereto.

          7.4 Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in execising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          7.5 Governing Law: Venue. This Agreement shall be governed by, and construed in accordance with and subject to, the laws of the Commonwealth of Virginia applicable to agreements made and to be performed entirely within such Commonwealth, without reference to the choice of law provisions of any jurisdiction. The parties hereto irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and of the United States located in the Commonwealth of Virginia in connection with any suit, action or proceeding relating to this Agreement and agree not to commence any suit, action or proceeding relating thereto except in such courts.

          7.6 Binding Effect: Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and any successors and assigns permitted by Section 7.7 hereof. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          7.7 Assignment. This Agreement, and the Consultant's rights and obligations hereunder, may not be assigned by the Consultant. The Company may assign this Agreement and its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its assets or business, whether by sale of capital stock, merger, consolidation or otherwise.

          7.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          7.9 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                      [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY

VALUE AMERICA, INC.


By: /s/ Dean M. Johnson
    -------------------
    (Signature)

Print Name: Dean M. Johnson
Title:      EVP & CFO
Date:       12/19/98


CONSULTANT

THE UNION LABOR LIFE INSURANCE COMPANY,
a Maryland corporation acting on behalf of its Separate Account P

By:  /s/ Harold F. Brown
     -------------------
     (Signature)

Print Name:  Harold F. Brown
Title:       V.P., Private Capital
Date:        12/31/98

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          Exhibit A - Compensation of Consultant


                      Compensation


     During the Term of this Agreement, the Consultant shall receive a fee which shall be calculated at the rate of (i) $244.50 per day for the period commencing June 26, 1998 and ending June 30, 1998 and (ii) $22,005 per calendar quarter commencing July 1, 1998 and ending on the last day of the Term, payable in arrears commencing on December 31, 1998, with a final payment to be made within 10 business days of the last day of the Term.


                Limitations on Reimbursement of Expenses

     Unless otherwise determined by the Company's Board of Directors, all reimbursable expenses beyond the first $2,000 expenses must be pre-approved by an Executive Vice President of the Company, the President of the Company, or the Company's Board of Directors.


               Exhibit B - Non-qualified Stock Option Agreement


     The form of Non-qualified Stock Option Agreement is attached hereto.